ASSIGNMENT SETTLEMENT AGREEMENT

THIS ASSIGNMENT SETTLEMENT AGREEMENT dated for reference the 16th day of June, 2010.

BETWEEN:

LEXARIA CORP., a corporation duly incorporated under the laws of the Province of British Columbia and having its registered and records office at Suite 950 – 1130 West Pender Street, Vancouver, BC, V6E 4A4  Ph 604-602-1675  FAX 604-685-1602

(the “Assignor”)

OF THE FIRST PART

AND:

AMERICAN EAGLE ENERGY INC. of 27 North 27th Street, Suite 21-G, Billings MT 59101  Ph 310 706 4009

(the “Assignee”)

 OF THE SECOND PART

WHEREAS:

A.           The Assignor and the Assignee entered into an Assignment Agreement on or about August 28, 2009 wherein the Assignee agreed to pay 15.4033% of certain costs in order to earn an 11.55248% revenue interest in an oil well known as Belmont Lake PP F-12-4 to be drilled in Mississippi; and

B.           The Belmont Lake PP F-12-4 oil well (the “Oil Well”) has not yet been drilled due to localized flooding conditions; and

C.           Certain expenses have been incurred as an attempt to drill the well was initially made; and

D.           The Assignor and the Assignee wish to terminate the Assignment Agreement as detailed in this Assignment Settlement Agreement.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1.           ACKNOWLEDGMENT OF RELATIONSHIP

1.1           The parties mutually acknowledge that the Assignor has received US$150,000 from the Assignee as payment for the revenue interest in the contemplated drilling of the Oil Well; that the Assignee agreed within the Assignment Agreement to pay 15.4033% of the costs of drilling the Oil Well; and that a total of $38,540.71 in expenses have been validly incurred by the Operator as it attempted to drill the Oil Well in 2009.

2.           TERMINATION OF ASSIGNMENT AGREEMENT

2.1           The Assignor and the Assignee mutually agree to terminate the Assignment Agreement by the Assignor refunding the $150,000 less the Assignee’s share of incurred expenses, that amount being 15.4033% of $38,540.71, or $5,936.54; thus an amount of $144,063.46 shall be refunded; and

2.2           The Assignee and its directors, officers, employees, agents, affiliates and representatives agree to now and forever release, indemnify and hold harmless the Assignor and its directors, officers, employees, agents, affiliates and representatives against any present or future claims including but not limited to claims of cash flows; ownership interest; future rights; or any other claim of any kind related to the Oil Well or to the Assignment Agreement.

2.3            The Assignor and its directors, officers, employees, agents, affiliates and representatives agree to now and forever release, indemnify and hold harmless the Assignee and its directors, officers, employees, agents, affiliates and representatives against any present or future claims including but not limited to claims of economic obligations related to the Oil Well or to the Assignment Agreement.

3.           GENERAL PROVISIONS

3.1           Time shall be of the essence of this Agreement.

3.2           The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Assignment Settlement Agreement.

3.3           This Assignment Settlement Agreement shall be governed by and construed in accordance with the laws of the United States.

3.4           All dollar amounts referred to in this Assignment Settlement Agreement have been expressed in United States currency, unless otherwise indicated.

3.5           This Assignment Settlement Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed these present on the day and year first above written.

/s/ Chris Bunka______________

Chris Bunka, President

Lexaria Corp

/s/ Richard Findley___________

Richard Findley, President & CEO

American Eagle Energy Inc